Exhibit 10.7

FORM OF LEGACY MANAGEMENT AGREEMENT1

THIS MANAGEMENT AGREEMENT (the “Agreement”) is made as of [DATE] by and among [LEGACY HCR PARTNERSHIP]., a limited partnership organized under the laws of the State of Delaware (the “Partnership”), [LEGACY GENERAL PARTNER], a limited liability company organized under the laws of the State of Delaware (the “General Partner”), and HealthCare Royalty Management, LLC, a limited liability company organized under the laws of the State of Delaware (the “Management Company”).

The parties hereto hereby agree as follows:

1.            Definitions. Terms defined in the Amended and Restated Limited Partnership Agreement of the Partnership (as amended from time to time, the “Partnership Agreement”) and not otherwise defined herein are used herein with the meanings so defined in the Partnership Agreement.

2.            Appointment of the Management Company; Services. The General Partner, pursuant to Section 5.2(a) of the Partnership Agreement, hereby appoints the Management Company to assist the General Partner in the performance of the investment advisory duties and responsibilities of the General Partner as the general partner of the Partnership in accordance with the Partnership Agreement, which may include, without limitation, (a) sourcing, identifying and evaluating prospective Portfolio Investments, (b) structuring and negotiating the acquisition and disposition of Portfolio Investments on behalf of the Partnership, (c) monitoring Portfolio Investments and (d) performing the day-to-day investment and administrative operations of the Partnership. Pursuant to Section 17-403 of the Delaware Act, such delegation of authority to the Management Company shall not cause the Management Company to be a general partner of the Partnership and shall not cause the General Partner to cease to be a general partner of the Partnership.

The Management Company shall perform its obligations under this Agreement in a diligent and timely manner that complies with the terms and conditions set forth in the Partnership Agreement. The Management Company may, in its reasonable discretion, subject to the Partnership Agreement, retain other professionals, including, but not limited to, accountants, lawyers, consultants and other service providers to assist it in rendering services to the Partnership pursuant to this Agreement.

3.            Status of the Management Company. The Management Company shall for all purposes be an independent contractor and not an agent or employee of the Partnership. The Management Company shall have no authority to act for, represent, bind or obligate the Partnership except as specifically permitted by this Agreement and the Partnership Agreement.

4.            Expenses. The Management Company shall not be required to pay (and if paid by the Management Company, the Management Company shall be reimbursed by the Partnership for payments of) any fees and expenses related to the business of the Partnership that are described as expenses to be borne by the Partnerships in Sections 5.3(b) and 5.3(c) of the Partnership Agreement. The Management Company shall not be entitled to reimbursement from the Partnership for any expenses that are specified as expenses to be borne by the General Partner or the Management Company pursuant to Section 5.3(a) of the Partnership Agreement and the Management Company shall pay, or, if such expenses are borne by the General Partner, reimburse the General Partner for, any such expenses.

1 Each Legacy HCR Partnership and the general partner thereof is party to an individual management agreement with the Legacy Manager on this form with substantially the same terms.

5.            Payments to be Made by the Partnership. As full compensation for the services rendered by the Management Company pursuant to the terms of this Agreement, the Management Company shall receive the Management Fee as set forth in Section 5.2(b) of the Partnership Agreement (either directly from the Partnership or from the General Partner, as determined by the General Partner in its sole discretion), all such fees to be payable in accordance with the terms of the Partnership Agreement.

6.            Liability and Indemnification.

(a)            The Management Company, each partner, member, stockholder, officer, director, manager, trustee, employee and agent of the Management Company, and each Affiliate of any of the foregoing shall each be a Covered Person for purposes of the Partnership Agreement. The Partnership agrees to hold harmless and indemnify each such Covered Person as set forth in the Partnership Agreement.

(b)            The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement.

7.            Effective Period. This Agreement shall become effective upon its execution, and shall remain in effect until the Partnership is dissolved pursuant to the terms of the Partnership Agreement; provided, however, that this Agreement shall terminate immediately in the event that the General Partner is no longer [NAME OF GENERAL PARTNER] or any other Affiliate of Cowen Group or the Principal (and Cowen Group and the Principal no longer have any direct or indirect ownership interest in, or control rights over, the General Partner). In the event of such immediate termination, all accrued and unpaid Management Fees and expenses to which the Management Company is entitled pursuant to the Partnership Agreement shall be paid to the Management Company either directly from the Partnership or from the General Partner, if the Partnership has already paid such Management Fees and expenses to the General Partner. Upon termination of this Agreement, the Management Company shall pay over to the Partnership all moneys collected and held for their account, net of any amounts owed to the Management Company. The right of the Management Company to payment of said amounts shall be subject to the right of offset with respect to any claim for damages (as determined by a court of competent jurisdiction) which the Partnership or any Partner has against the Management Company.

8.            Amendments; Waivers. This Agreement may be altered or amended, and any provisions hereof may be waived, only upon the written approval of the Management Company and the Partnership; provided, however, that the Partnership shall not grant any such approval if it would cause this Agreement to be in violation of the Partnership Agreement.

9.            Notices. All notices, requests, consents, approvals, statements and other communications hereunder shall be in writing and, if properly addressed to the recipient, shall be deemed given if: (a) delivered personally to the recipient; (b) sent by electronic facsimile transmission or other electronic means; (c) delivered by a reputable overnight courier service; or (d) mailed by first class mail (or if sent from outside the United States, by airmail), postage prepaid, addressed as provided below, or to such other address as such party may designate from time to time by written notice. Notices shall be deemed received and effective: (i) on the same day given, if delivered personally or sent by facsimile or other electronic means before 5:00 PM New York time on any Business Day, otherwise on the next Business Day; (ii) on the next Business Day after being sent by overnight courier service; and (iii) three (3) Business Days after being sent by mail. The provisions of this Section 9 shall not prohibit the giving of written notice in any other manner; provided that any such written notice shall be deemed given only when actually received.

If to the Management Company, to it at:

HealthCare Royalty Management, LLC
300 Atlantic Street, Suite 600

Stamford, CT 06901

Attention: Clarke B. Futch

If to the Partnership or the General Partner, to it at:

[NAME OF GENERAL PARTNER]
300 Atlantic Street, Suite 600
Stamford, CT 06901

Attention: Clarke B. Futch

10.            Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement may be assigned (as that term is defined in the Investment Advisers Act of 1940, as amended) with the consent of (a) the General Partner and (b) the LP Advisory Committee or a Majority of the [INVESTORS IN LEGACY HCR PARTNERSHIP].

11.            Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of this Agreement or control or affect the meaning hereof.

12.            Counterparts. This Agreement may be executed in more than one counterpart with the same effect as if the parties executing the several counterparts had all executed one counterpart.

13.            Entire Agreement. This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

14.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict or choice of law provisions that would make applicable the domestic substantive law of any other jurisdiction.

15.            Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held contrary to express law or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remainder of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

16.            No Waiver. Notwithstanding any provision of this Agreement to the contrary, the provisions of this Agreement shall not be construed so as to constitute a waiver of any legal right under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived (including without limitation the right to choose the forum, whether by arbitration or adjudication, in which to seek resolution of disputes).

17.            Assignment. Notwithstanding any provision of this Agreement to the contrary, no assignment, as that term is defined in the Investment Advisers Act of 1940, as amended, of this Agreement shall be made by the Management Company without the written consent of the Partnership.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties hereto, by their duly authorized representatives, have executed this Agreement as of the date first above written.

[LEGACY HCR PARTNERSHIP]

By: [GENERAL PARTNER], its general partner

Name:
Title:

[GENERAL PARTNER]

Name:
Title:

HEALTHCARE ROYALTY MANAGEMENT, LLC

Name:
Title: